UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 30, 2007

CROCS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6328 Monarch Park Place Niwot, Colorado		80503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On March 30, 2007, the Compensation Committee of the Board of Directors of Crocs, Inc. (the “Company”) approved an incentive bonus plan (the “Bonus Plan”) for certain executive officers of the Company. The executive officers eligible to participate in the Bonus Plan are Ronald R. Snyder, John P. McCarvel, Peter S. Case and Michael C. Margolis. The Bonus Plan established objective criteria for the determination of cash bonuses and set bonus awards that may be earned by such executive officers for the year ending December 31, 2007.

The bonus levels under the Bonus Plan expressed as a percentage of 2007 base salary range from 25% to 800% based on achieving earnings per share growth of 10% to 175% in the year ending December 31, 2007 over the Company’s earnings per share for the year ended December 31, 2006.  To the extent that the Company adopts a deferred compensation plan, any bonus amount exceeding a set amount of the executive officer’s 2007 base salary will be treated as deferred compensation and each executive officer will vest in such amount over a three year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: April 5, 2007	By:	/s/ Ronald R. Snyder
Ronald R. Snyder
President and Chief Executive Officer